Exhibit 99.1

Array BioPharma Announces Appointment Of Jason Haddock As Chief Financial Officer

BOULDER, Colo., July 28, 2016 /PRNewswire/ -- Array BioPharma (NASDAQ: ARRY) ("Array"), a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer, announced it has appointed Jason Haddock as Chief Financial Officer (CFO). Mr. Haddock's appointment was effective today and he will be replacing David Horin, who had been acting as Array's interim CFO. We wish to thank Mr. Horin for his service and commitment to Array. He will continue to provide services to Array on a consulting basis.

Mr. Haddock has more than 15 years of financial and operational experience in the biopharmaceutical industry. He held leadership positions of increasing responsibility at Bristol-Myers Squibb, a global pharmaceutical company with a strong focus on immuno-oncology therapies, in a variety of accounting, planning, commercial, analytical and business development capacities over more than 13 years through 2015. Mr. Haddock most recently served as CFO and Chief Operating Officer (COO) of BERG Health, an oncology focused research, diagnostics and development company, where he oversaw the implementation of financial and operational processes, procedures and policies to transform and scale the company's practices as it planned for growth and corporate evolution.

"We are pleased to welcome Jason to Array's executive team during a pivotal time for our company," said Ron Squarer, Array's Chief Executive Officer. "He brings strong financial and operational expertise across many therapeutic areas and in commercial, medical and operational functions, and is well-versed on the nuances and challenges in the pharmaceutical landscape. We look forward to having Jason in this role as we continue to plan for commercialization of two wholly-owned drugs in the US."

Array is approaching several significant near-term milestones, including top-line results from the COLUMBUS Phase 3 pivotal trial and a projected regulatory filing of binimetinib (MEK inhibitor) in combination with encorafenib (BRAF inhibitor) in BRAF-mutant melanoma.

"I am excited about the opportunity to join Array and look forward to leveraging my industry experience to help strengthen the Company's financial and operational performance," said Mr. Haddock. "Array is well-positioned to capitalize on its robust drug pipeline and I am confident we can successfully execute on its plan to drive value for shareholders."

About Jason Haddock
Mr. Haddock held leadership positions of increasing responsibility at Bristol-Myers Squibb over a period of more than 13 years. During that time, he served in a variety of accounting, planning, commercial, analytical and business development capacities for high-growth business units, including Head of Finance for the Worldwide Commercialization and Medical division, where he orchestrated all strategic plan financial components for a $16 billion portfolio. He also served as an Executive Director of the U.S. Pharmaceutical Commercial Operations unit, where he focused on designing a completely new business model and operations to capitalize on future product portfolio changes and market developments. Most recently, Mr. Haddock served as CFO and COO at BERG Health, where he oversaw the implementation of financial and operational processes, procedures and policies to transform and scale the company's practices as it planned for growth and corporate evolution.

Mr. Haddock earned his undergraduate degree in accounting from Illinois State University and is a Certified Management Accountant. He holds an MBA from Washington University in St. Louis where he completed the Executive Program.

About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Six registration studies are currently advancing related to three cancer drugs. These programs include binimetinib (MEK162), encorafenib (LGX818) and selumetinib (AstraZeneca). For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about expectations concerning development milestones relating to binimetinib and encorafenib and that events will occur that will result in commercialized drugs or in greater value for Array. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially viable drugs; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; and our ability to attract and retain experienced scientists and management. We are providing this information as of July 28, 2016. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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CONTACT:
Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com